EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forty in Rule 13a-14(b) of the Securities Act of 1934, as amended(the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code ("18 U.S.C. Section 1350"), William B. Heye, Jr., the Chief Executive Officer of SBE, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

1.    The  Company's  Quarterly  Report on Form 10-Q for the quarter ended April
      30, 2004, to which this Certification is attached as Exhibit 32.1 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, as amended; and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated:   May 26, 2004

/s/ William B. Heye Jr.
--------------------------------------------
William B. Heye Jr.
Chief Executive Officer

"This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference to any filing of SBE, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before of after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing."



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